UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 12, 2006


                               ViewCast.com, Inc.
             (Exact name of registrant as specified in its charter)

                                     0-29020
                            (Commission File Number)

        Delaware                                         75-2528700
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
incorporation)


                        3701 W. Plano Parkway, Suite 300
                               Plano, Texas 75075
             (Address of principal executive offices, with zip code)

                                 (972) 488-7200
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

On December 12, 2006 ViewCast.com, Inc.issued a press release announcing that H.
T. (Horace) Ardinger, former chairman of the board and a principal shareholder of ViewCast Corporation, and the Ardinger Family Partnership, Ltd. have agreed to the conversion of $9,259,582 outstanding indebtedness for a combination of the issuance of 80,000 shares of unregistered convertible preferred stock with each share having a stated value of $100.00 with voting rights on an "as converted" basis with the common stock, the issuance of 2,862,687 shares of unregistered common stock and issuance of a seven year warrant to purchase up to 2,500,000 shares of Common Stock at an exercise price of $0.48 per share. A copy of this press release is furnished as Exhibit 99.1 to this report and is incorporated into this Form 8-K by reference.

The information disclosed under this Item 7.01, including Exhibit 99.1 hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

99.1. Press Release issued December 12, 2006

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        ViewCast.com, Inc.


Date: December 12, 2006                 By: /s/ Laurie L. Latham
                                           -------------------------------------
                                           Laurie L. Latham
                                           Chief Financial Officer

                                  EXHIBIT INDEX

Exhibit No.             Description
-----------             --------------------------------------------------------
99.1                    Press Release issued December 12, 2006

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